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                                                                    EXHIBIT 23.3




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-121094 of our report dated June 1, 2005, relating to the financial statements of Cole Credit Property Trust II, Inc. (a development stage company) and its subsidiary appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
June 1, 2005